UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CEL-SCI CORPORATION
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CEL-SCI CORPORATION

8229 Boone Blvd., Suite 802

Vienna, Virginia 22l82

(703) 506-9460

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 13, 2022

To the Shareholders of CEL-SCI Corporation:

Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (“CEL-SCI”) will be held at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, VA 22102, on June 13, 2022 at 10:00 a.m. local time, for the following purposes:

(1)	to elect the directors who shall constitute CEL-SCI’s Board of Directors for the ensuing year;

(2)	to approve the adoption of CEL-SCI’s 2022 Non-Qualified Stock Option Plan; and

(3)	to ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2022; and

to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

April 19, 2022 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held. As of April 19, 2022, there were 43,315,609 outstanding shares of CEL-SCI’s common stock.

CEL-SCI CORPORATION

April 19, 2022	Geert R. Kersten, Chief Executive Officer

The Board of Directors solicits the enclosed proxy. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please vote promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 13, 2022. This Proxy Statement is available at: https://cel-sci.com/sec-filings/.

If you need additional copies of this Proxy Statement or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact our proxy solicitor:

ADVANTAGE PROXY

 (877) 870-8565 (toll free) or (206) 870-8565 (collect)

Or by email at: ksmith@advantageproxy.com

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,

AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET

OR BY TELEPHONE

TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE VOTE PROMPTLY

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CEL-SCI CORPORATION

8229 Boone Blvd., Suite 802

Vienna, Virginia 22l82

(703) 506-9460

PROXY STATEMENT

The accompanying proxy is solicited by CEL-SCI’s directors for voting at the annual meeting of shareholders to be held on June 13, 2022, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the CEL-SCI’s website on or about April 29, 2022.

There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The other proposals to come before the meeting will be adopted if votes cast in favor of the proposal exceed the votes cast against the proposal.

Shares of CEL-SCI’s common stock represented by properly executed proxies that reflect abstentions or “broker non-votes” will be counted as present for purposes of determining the presence of a quorum at the annual meeting. “Broker non-votes” represent shares held by brokerage firms in “street-name” with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that CEL-SCI expects to file within four business days after the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The following table lists, as of April 19, 2022, information with respect to the persons owning beneficially 5% or more of CEL-SCI’s outstanding common stock and the number and percentage of outstanding shares owned by each director and officer of CEL-SCI and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his or her shares of common stock.

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Name and Address	Number of Shares (1)		Percent of Class (2)

Geert R. Kersten 8229 Boone Blvd., Suite 802 Vienna, VA 22182	3,844,320	(3)	8.4%

Patricia B. Prichep 8229 Boone Blvd., Suite 802 Vienna, VA 22182	1,058,873		2.4%

Eyal Talor, Ph.D. 8229 Boone Blvd., Suite 802 Vienna, VA 22182	985,293		2.2%

Daniel H. Zimmerman, Ph.D. 8229 Boone Blvd., Suite 802 Vienna, VA 22182	541,337		1.2%

John Cipriano 8229 Boone Blvd., Suite 802 Vienna, VA 22182	551,935		1.3%

Peter R. Young, Ph.D. 208 Hewitt Drive, Suite 103-143 Waco, TX 76712	348,014		*

Bruno Baillavoine 8229 Boone Blvd., Suite 802 Vienna, VA 22182	283,473		*

Robert Watson 245 N. Highland Ave. NE Suite 230-296 Atlanta, GA 30307	254,431		*

All Officers and Directors as a Group (8 persons)	7,867,676		15.89%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,942,209		6.79%

* Less than 1% of outstanding shares.

(1)	Includes shares issuable prior to July 31, 2022 upon the exercise of options or warrants held by the following persons:

Name	Options or Warrants Exercisable Prior to July 31, 2022
Geert R. Kersten, Esq.	2,695,909 (3)
Patricia B. Prichep	849,597
Eyal Talor, Ph.D.	879,446
Daniel Zimmerman, Ph.D.	423,253
John Cipriano	488,827
Peter R. Young, Ph.D.	319,100
Bruno Baillavoine	277,500
Robert Watson	250,000

(2)	Amount includes shares referred to in (1) above.

(3)

Amount includes 321,421 shares and 390,928 warrants held in the de Clara Trust, of which Mr. Kersten is a beneficiary. Mr. Kersten is not the trustee of the de Clara Trust and does not control the voting or the trading of the shares held by the Trust.

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OFFICERS AND DIRECTORS

                Information concerning CEL-SCI’s officers and directors follows:

Name	Age	Position	Committees
Geert R. Kersten, Esq.	63	Director, Chief Executive and Financial Officer and Treasurer

Patricia B. Prichep	71	Senior Vice President of Operations and Corporate Secretary

Eyal Talor, Ph.D.	65	Chief Scientific Officer

Daniel H. Zimmerman, Ph.D.	80	Senior Vice President of Research, Cellular Immunology

John Cipriano	80	Senior Vice President of Regulatory Affairs

Peter R. Young, Ph.D. (1)	77	Director, Independent	Audit, Compensation, and Nominating

Bruno Baillavoine	69	Director, Independent	Audit, Compensation, and Nominating

Robert Watson	65	Director, Independent	Audit, Compensation, and Nominating

(1)	Dr. Young is the chairman of the Audit, Compensation and Nominating committees.

The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI’s shareholders or until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI’s directors. CEL-SCI’s officers devote substantially all of their time to CEL-SCI’s business.

All of CEL-SCI’s directors have served as directors for a significant period of time. Consequently, their long-standing experience with CEL-SCI benefits both CEL-SCI and its shareholders.

The principal occupations of CEL-SCI’s officers and directors, during the past several years, are as follows:

Geert Kersten has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI since 1987. He has been involved in the pioneering field of cancer immunotherapy for over three decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how CEL-SCI’s Multikine product could potentially change the way cancer is treated. Prior to joining CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from high school in England, and completed his studies in the US. Mr. Kersten received his Undergraduate Degree in Accounting and an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC. Mr. Kersten’s experience overseeing the financing and research and development of CEL-SCI for over 30 years qualifies him to continue to serve on CEL-SCI’s board of directors. Mr. Kersten is also the inventor of a patent on the potential use of Multikine® (Leukocyte Interleukin, Injection) in managing cholesterol.

Patricia B. Prichep joined CEL-SCI in 1992 and has been CEL-SCI’s Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI’s Director of Operations. Ms. Prichep became CEL-SCI’s Corporate Secretary in May 2000. She is responsible for all day-to-day operations of CEL-SCI, including human resources and is the liaison with CEL-SCI’s independent registered public accounting firm for financial reporting. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD’s Management, Systems and Support Department and was responsible for the internal auditing and work flow analysis of operations. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd. She handled all operations and compliance for Source Capital and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

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Eyal Talor, Ph.D. joined CEL-SCI in October 1993. In October 2009, Dr. Talor was promoted to Chief Scientific Officer. Prior to this promotion, Dr. Talor was the Senior Vice President of Research and Manufacturing. He is a clinical immunologist with over 27 years of hands-on management of clinical research and drug development for immunotherapy application; pre-clinical to Phase III clinical trials, in the biopharmaceutical industry. His expertise includes biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of pre-clinical and clinical trials (Phase I – III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Institutions; School of Public Health. He has invented technologies which are covered by ten issued patents on Multikine’s composition of matter and method of use in cancer and two platform Peptide technologies, Antigen Directed Apoptosis of T-cells (‘Adapt’) and LEAPS, for the treatment of autoimmune diseases, asthma, allergy, transplantation rejection and infectious diseases. He also is responsible for numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The Johns Hopkins University, Baltimore, Maryland, USA. He holds an Associate teaching position at the Johns Hopkins University Medical Institutions.

Daniel H. Zimmerman, Ph.D. was CEL-SCI’s Senior Vice President of Research, Cellular Immunology between 1996 and December 2008 and again since November 2009. He joined CEL-SCI in January 1996 as the Vice President of Research, Cellular Immunology. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973-1987, Dr. Zimmerman served in various positions at Electronucleonics, Inc. His positions included: Scientist, Senior Scientist, Technical Director and Program Manager. Dr. Zimmerman held various teaching positions at Montgomery College between 1987 and 1995. Dr. Zimmerman has invented technologies which are covered by over a dozen US patents as well as many foreign equivalent patents. He is the author of over 50 scientific publications in the area of immunology and infectious diseases. He has been awarded numerous grants from National Institutes of Health, or NIH, and the Department of Defense, or DOD. From 1969-1973, Dr. Zimmerman was a Senior Staff Fellow at NIH. For the following 25 years, he continued on at NIH as a guest worker. Dr. Zimmerman received a Ph.D. in Biochemistry in 1969, and a Masters in Zoology in 1966 from the University of Florida as well as a B.S. in Biology from Emory and Henry College in 1963.

John Cipriano was CEL-SCI’s Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and again since October 2009. Mr. Cipriano brings to CEL-SCI over 30 years of experience with both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career, originally in organizations that are now part of Sanofi S.A. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financing. Since November 2001, Dr. Young has been the President of Agnus Dei, LLC, which has acted as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Dr. Young was also the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical drug delivery systems. Between 1998 and 2001, Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc., the developer of Mucinex®. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England after obtaining his Bachelor’s degree in Honors Chemistry, Mathematics and Economics. Subsequently, he qualified as a Fellow of the Chartered Institute of Management Accountants. CEL-SCI believes Dr. Young’s extensive knowledge of the life sciences industry, coupled with his business acumen and financial expertise, gives him the qualifications and skills to serve as a director and the chair of CEL-SCI’s audit, nominating and compensation committees.

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Bruno Baillavoine joined CEL-SCI’s board of directors in June 2015. Since 2017 Mr. Baillavoine has been the Director, Head of Pericles Group UK the subsidiary of the Paris based leading French consulting firm, Pericles Consulting Holdings SAS. Pericles is an expert in the fields of Banking, Finance, Asset Management and Insurance with over 350 institutional clients. He has also been an advisor to the Board of CSL Inc., Combatives Sports League, a US Mix Martial Arts company since 2017 and was appointed to the Board in 2019. Between 2010-2016, Mr. Baillavoine was a partner of Globomass Holdings Limited, a London, England based developer of renewable energy projects from concept through final operations. From 2012-2016 Mr. Baillavoine was the Executive Chairman of Globomass Holdings. Globomass was acquired by CleanBay Inc. in 2016. Mr. Baillavoine remains a significant shareholder in CleanBay Inc. Between 1978 and 1982 he was the marketing manager of Ravenhead Ltd., a manufacturer of glass tableware, and part of United Distillers Group (later acquired by Grand Metropolitan). During this time Mr. Baillavoine became the UK Business Manager where he restored market share and profit for United Distillers. From 1982 to 1986 Mr. Baillavoine was Group Corporate Planning and Group Marketing Director for Prontaprint where he expanded the number of shops to 500 locations in four years. Mr. Baillavoine was with Grand Metropolitan Plc between 1986-1988 (now Diageo Plc), an FTSE 100 beverage, food, hotel and leisure company, as director in the Special Operations division. In this capacity, he developed plans for Grand Met’s trouble-shooting division for over 20,000 Grand Met retail outlets. From 1988-1991 he was the Managing Director of Nutri Systems (UK) Ltd., a subsidiary of the US based provider of professionally supervised weight loss programs. Between 1991 and 1995, Mr. Baillavoine was Director of BET Group plc, a multinational business support services group, and in 1992, was promoted to the Managing Director for the manufacturing businesses. The £2.3 billion turnaround of BET during his tenure is one of the most successful turnarounds of a top 100 FTSE company. Since 1995, Mr. Baillavoine has held a number of CEO positions across a wide range of industries and geographical locations. Mr. Baillavoine has European and American educations (US high school and University of Wisconsin Eau Claire 1972-1976). CEL-SCI believes Mr. Ballavoine is qualified to act as a director due to his extensive business experience and success in the turnaround and growth of global businesses.

Robert Watson has been a director of CEL-SCI since December 2017. Mr. Watson has been the President and CEO of Juvare, LLC (formerly Intermedix, Inc.) since July 2017. Immediately prior to joining Intermedix, now Juvare, he was the President and Chief Growth Officer of NantHealth, Inc. (Nasdaq: NH) from January 2015 to May 2017. Prior to NantHealth, he was President and CEO of Streamline Health, Inc. (Nasdaq: STRM) from January 2011 to January 2015. Mr. Watson has over 35 years of experience in the healthcare information technology industry as a CEO, board member and advisor to multiple healthcare information technology companies. He has participated in over 75 acquisitions, raised nearly $750 million in capital, completed three public offerings and successfully sold four companies. Mr. Watson holds a MBA from the Wharton School of Business at the University of Pennsylvania and a BA degree from Syracuse University. Mr. Watson’s business experience and educational background makes him qualified to serve as a director of CEL-SCI.

CEL-SCI’s Board of Directors has the ultimate responsibility to evaluate and respond to risks facing CEL-SCI. CEL-SCI’s Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with CEL-SCI’s officers.

Dr. Peter R. Young, Bruno Baillavoine and Robert Watson are independent directors as that term is defined in section 803 of the listing standards of the NYSE American.

CEL-SCI’s Board of Directors met four times during the fiscal year ended September 30, 2021. All of the Directors attended these meetings, either in person or by telephone conference call. In addition, the Board of Directors had a number of informal telephonic meetings during the course of the year.

CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI’S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI’s website, located at https://cel-sci.com/new-investor-information/.

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If a violation of this code of ethics act is discovered or suspected, any person (anonymously, if desired) may send a detailed note, with relevant documents, to CEL-SCI’s Audit Committee, c/o Dr. Peter Young, 208 Hewitt Drive, Suite 103-143, Waco, TX 76712.

For purposes of electing directors at its annual meeting, CEL-SCI has a nominating committee that is made up of CEL-SCI’s independent directors. The nominating committee selects the nominees to the Board of Directors which are subject to election by CEL-SCI’s shareholders. Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees to the board of directors. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion. All nominees to the board of directors have consented to stand for election. CEL-SCI’s Nominating Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/.

CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders and under Colorado law, any shareholder can nominate a person for election as a director at the annual shareholders’ meeting. However, CEL-SCI’s Board of Directors will consider candidates recommended by shareholders. To submit a candidate for the Board of Directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI’s Chief Executive Officer, at the address shown on the cover page of this Proxy Statement. The Board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the Board does not have any process for identifying and evaluating director nominees, the Board does not believe there would be any differences in the manner in which the Board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

CEL-SCI does not have a policy with regard to Board member’s attendance at annual meetings. All Board members attended the last annual shareholder’s meeting held on July 1, 2021.

Holders of CEL-SCI’s common stock can send written communications to CEL-SCI’s entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI’s offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

A security holder communication not sent to the Board of Directors as a whole is not relayed to Board members which did not receive the communication.

Executive Compensation

Components of Compensation - Executive Officers

CEL-SCI’s executive officers are compensated through the following three components:

•	Base Salary
•	Long-Term Incentives (“LTIs”) (stock options and/or grants of stock)
•	Benefits

These components provide a balanced mix of base compensation and compensation that is contingent upon each executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. CEL-SCI wants to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. The Compensation Committee believes that CEL-SCI’s stockholders are best served when CEL-SCI can attract and retain talented executives by providing compensation packages that are competitive but fair.

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Base Salaries

Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other pharmaceutical companies and other publicly traded companies of comparable size. Each executive officer’s respective responsibilities, experience, expertise and individual performance are considered.

A further consideration in establishing compensation for the senior employees is their long term history with CEL-SCI. Taken into consideration are factors that have helped CEL-SCI survive in times when it was financially weak, such as: willingness to accept salary cuts, willingness not to be paid at all for extended time periods, and in general an attitude that helped CEL-SCI survive during financially difficult times.

Long-Term Incentives

Stock grants and option grants help to align the interests of CEL-SCI’s employees with those of its shareholders. Options and stock grants are made under CEL-SCI’s Stock Option, Incentive Stock Bonus, Stock Bonus and Stock Compensation Plans. Options are granted with exercise prices equal to the closing price of CEL-SCI’s common stock on the day immediately preceding the date of grant, with pro rata vesting at the end of each of the following three years.

CEL-SCI believes that grants of equity-based compensation:

•	Enhance the link between the creation of shareholder value and long-term executive incentive compensation;
•	Provide focus, motivation and retention incentive; and
•	Provide competitive levels of total compensation.

Benefits

In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees. In a few limited circumstances, CEL-SCI provides other benefits to certain executive officers, such as car allowances.

All executive officers are eligible to participate in CEL-SCI’s 401(k) plan on the same basis as its other employees. CEL-SCI matches 100% of each employee’s contribution up to 6% of his or her salary.

The following table sets forth in summary form the compensation received by (i) the Chief Executive and Financial Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the two fiscal years ended September 30, 2021.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
		$	$	$	$	$	$
Geert R. Kersten,	2021	580,017	--	17,325	201,280	55,631	854,253
Chief Executive and Financial Officer and Treasurer	2020	756,102	13,800	17,250	2,492,320	55,631	3,335,103

Patricia B. Prichep,	2021	261,021	--	16,201	97,920	9,031	384,173
Senior Vice President of Operations and Corporate Secretary	2020	366,722	7,600	14,800	1,212,480	9,031	1,610,633

Eyal Talor, Ph.D.,	2021	314,833	--	9,600	97,920	6,031	428,384
Chief Scientific Officer	2020	308,250	3,200	9,600	1,212,480	6,031	1,539,561

Daniel Zimmerman, Ph.D.,	2021	242,978	--	14,939	54,400	6,031	318,348
Senior Vice President of Research, Cellular Immunology	2020	239,608	2,900	13,760	673,600	6,031	935,899

John Cipriano,	2021	225,333	--	--	54,400	31	279,764
Senior Vice President of Regulatory Affairs	2020	235,212	1,800	--	673,600	31	910,643

(1)

The dollar value of base salary (cash and non-cash) earned. The 2020 amounts in the case of Mr. Kersten and Ms. Prichep are substantially higher than the person’s annual salary because they include voluntarily deferred salary payments from prior years that were paid in 2020.

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(2)	The dollar value of bonus (cash and non-cash) earned.

(3)

For all persons listed in the table, the shares issued as CEL-SCI’s contribution on behalf of the named officer who participates in CEL-SCI’s 401(k) retirement plan. The value of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.

(4)	The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.

(5)

All other compensation received that CEL-SCI could not properly report in any other column of the table including the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer and car allowances paid by CEL-SCI. Includes board of directors fees for Mr. Kersten.

Employee Pension, Profit Sharing or Other Retirement Plans

CEL-SCI has a defined contribution retirement plan qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI’s employees. CEL-SCI’s contribution to the plan is made in shares of CEL-SCI’s common stock. Each participant’s contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant’s contribution, not to exceed 6% of the participant’s total compensation. CEL-SCI’s contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2021 expenses for this plan were approximately $6,000. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2021

Name	Fees	Stock Awards (1)	Option Awards (2)	Total
Geert Kersten	$40,000	-	201,280	$241,280
Peter R. Young	50,000	-	43,520	93,520
Bruno Baillavoine	45,000	-	43,520	88,520
Robert Watson	45,000	-	43,520	88,520

(1)	The fair value of stock issued for services.

(2)	The fair value of options granted computed in accordance with ASC 718-10-30-3 on the date of grant which represents their grant date fair value.

Directors’ fees paid to Geert Kersten are included in the Executive Compensation table.

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Employment Contracts

Geert Kersten

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Geert Kersten, CEL-SCI’s Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten’s prior employment agreement, as amended on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the term of the employment agreement.

During the employment term, Mr. Kersten will be entitled to receive any other benefits which are provided to CEL-SCI’s executive officers or other full time employees in accordance with CEL-SCI’s policies and practices and subject to Mr. Kersten’s satisfaction of any applicable conditions of eligibility.

If Mr. Kersten resigns after the occurrence of any of the following events: (i) a reduction in Mr. Kersten’s salary (ii) a relocation (or demand for relocation) of Mr. Kersten’s place of employment to a location more than ten (10) miles from his current place of employment, (iii) a significant and material reduction in Mr. Kersten’s authority, job duties or level of responsibility or the imposition of significant and material limitations on Mr. Kersten’s autonomy in his position, or (iv) a Change in Control, then the employment agreement will be terminated and Mr. Kersten will be entitled to receive a lump-sum payment from CEL-SCI equal to 24 months of salary ($1,174,010) and the unvested portion of any stock options would vest immediately. For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

The employment agreement will also terminate upon the death of Mr. Kersten or Mr. Kersten’s physical or mental disability. If the employment agreement is terminated for any of these reasons, Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination, any options or bonus shares of CEL-SCI then held by Mr. Kersten will become fully vested and the expiration date of any options which would expire during the four year period following his termination of employment will be extended to the date which is four years after his termination of employment. The employment agreement will also terminate upon the willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten, in which case Mr. Kersten will be paid the salary provided by the employment agreement through the date of termination.

Patricia B. Prichep / Eyal Talor, Ph.D.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Patricia B. Prichep, CEL-SCI’s Senior Vice President of Operations. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep’s prior employment agreement entered into on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Eyal Talor, Ph.D., CEL-SCI’s Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor’s prior employment agreement entered into on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement.

If Ms. Prichep or Dr. Talor resigns after the occurrence of any of the following events: (i) a relocation (or demand for relocation) of employee’s place of employment to a location more than ten (10) miles from the employee’s current place of employment, (ii) a significant and material reduction in the employee’s authority, job duties or level of responsibility or (iii) the imposition of significant and material limitations on the employee’s autonomy in her or his position, or (iv) there is a change in the control of CEL-SCI, the employment agreements with Ms. Prichep and Dr. Talor allow Ms. Prichep and/or Dr. Talor (as the case may be) to resign from her or his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months of salary ($387,141 and $477,939 respectively). In addition, the unvested portion of any stock options held by the employee will vest immediately.

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For purposes of the employment agreements, a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

The employment agreements with Ms. Prichep and Dr. Talor will also terminate upon the death of the employee, the employee’s physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by the employee. If the employment agreement is terminated for any of these reasons the employee, or her or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation

CEL-SCI has a compensation committee comprised of Mr. Bruno Baillavoine, Dr. Peter Young and Mr. Robert Watson, all of whom are independent directors.

During the year ended September 30, 2021, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

-Stock Option, Bonus and Compensation Plans

CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans, Stock Compensation Plans and an Incentive Stock Bonus Plan. All Stock Option, Bonus and Compensation Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the “Plans”.

Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI’s common stock to persons who exercise options granted pursuant to the Plans. Only CEL-SCI’s employees may be granted options pursuant to the Incentive Stock Option Plans.

Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the common stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plans may not be exercisable by its terms after ten years from the date of grant.

The option exercise price is determined by CEL-SCI’s Compensation Committee but cannot be less than the fair market value of the common stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI’s outstanding shares).

Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI’s common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI’s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock. The option exercise price is determined by CEL-SCI’s Compensation Committee.

Stock Bonus Plans. Under the Stock Bonus Plans shares of CEL-SCI’s common stock may be issued to CEL-SCI’s employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

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Stock Compensation Plans. Under the Stock Compensation Plans, shares of CEL-SCI’s common stock may be issued to CEL-SCI’s employees, directors, officers, consultants and advisors in payment of salaries, fees and other compensation owed to these persons. However, bona fide services must be rendered by consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting CEL-SCI’s common stock.

Incentive Stock Bonus Plan. Under the 2014 Incentive Stock Bonus Plan, shares of CEL-SCI’s common stock may be issued to executive officers and other employees who contribute significantly to the success of CEL-SCI. The purpose of the Plan is to provide long term incentive for outstanding service to CEL-SCI and its shareholders, to assist in recruiting and retaining people of outstanding ability and initiative in executive and management positions to allow officers and employees to participate in CEL-SCI’s future prosperity and growth, and to align the interests of CEL-SCI’s officers and employees with those of its shareholders.

Other Information Regarding the Plans. The Plans are administered by CEL-SCI’s Compensation Committee (“the Committee”), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI’s Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plans or Stock Compensation Plans and any options granted pursuant to the Incentive Stock Option Plans or the Non-Qualified Stock Option Plans will be forfeited if the “vesting” schedule established by the Committee administering the Plans at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of common stock underlying options may be paid through the delivery of shares of CEL-SCI’s common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Committee.

Options are generally non-transferable except upon the death of the option holder. Shares issued pursuant to the Stock Bonus Plans will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension may not adversely affect rights or obligations with respect to shares or options previously granted.

Stock Options

During fiscal year ended September 30, 2021, CEL-SCI adopted the 2021 Non-Qualified Stock Option Plan, which provides for the issuance of up to 1,800,000 options to purchase shares of common stock, was approved by shareholders. On May 14, 2021, CEL-SCI granted 1,800,000 performance-based stock options from the 2021 Non-Qualified Stock Option Plan and 72,000 performance-based stock options from the 2020 Non-Qualified Stock Option Plan to officers and directors. Each option entitles the holder to purchase one share of CEL-SCI’s common stock at a price of $20.61 per share, the fair value on the date of issuance. The stock options will vest 100% upon the achievement of either of the following performance goals: (a) the filing of the first marketing application for any pharmaceutical based upon CEL-SCI’s Multikine technology in the US, Canada, UK, Germany, France, Italy, Spain, Japan, or Australia or (b) the closing price of CEL-SCI’s common stock exceeds $42.00. None of the options will be exercisable before May 13, 2022. All options which have not vested as of May 13, 2031, will be canceled and will no longer be exercisable.

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The following table show information concerning the options granted during the fiscal year ended September 30, 2021, to the persons named below:

Options Granted

Name	Grant Date	Options Granted	Price Per Share	Expiration Date
Geert Kersten	5/14/2021	592,000	$20.61	5/13/2031
Eyal Talor	5/14/2021	318,000	$20.61	5/13/2031
Patricia Prichep	5/14/2021	288,000	$20.61	5/13/2031
John Cipriano	5/14/2021	130,000	$20.61	5/13/2031
Dan Zimmerman	5/14/2021	160,000	$20.61	5/13/2031
Bruno Baillavoine	5/14/2021	128,000	$20.61	5/13/2031
Peter Young	5/14/2021	128,000	$20.61	5/13/2031
Robert Watson	5/14/2021	128,000	$20.61	5/13/2031

The following table shows the outstanding options held by the persons named below on September 30, 2021:

	Shares underlying unexercised
	Option which are:		Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
Geert R. Kersten	1,800		97.50	05/17/22
	18,584	1,416	70.00	12/17/22
	1,800		52.50	06/30/23
	3,600		27.25	02/25/24
	180,000		2.18	07/27/27
	530,121		2.45	04/30/28
	542,120	271,060	5.65	04/10/29
	148,000	444,000	10.93	04/19/30
	-	592,000	20.61	05/13/31

Patricia B. Prichep	1,200		97.50	05/17/22
	6,000		70.00	12/17/22
	1,200		52.50	06/30/23
	2,400		27.25	02/25/24
	120,000		2.18	07/27/27
	222,607		2.45	04/30/28
	270,421	135,210	5.65	04/10/29
	72,000	216,000	10.93	04/19/30
	-	288,000	20.61	05/13/31

Eyal Talor, Ph.D	1,200		97.50	05/17/22
	6,000		70.00	12/17/22
	1,200		52.50	06/30/23
	2,400		27.25	02/25/24
	120,000		2.18	07/27/27
	193,934		2.45	04/30/28
	100,000		3.55	09/20/28
	255,142	127,570	5.65	04/10/29
	72,000	216,000	10.93	04/19/30
	-	318,000	20.61	05/13/31

Dan Zimmerman, Ph.D	900		97.50	05/17/22
	900		52.50	06/30/23
	1,800		27.25	02/25/24
	8,000		27.50	08/05/24
	4,000		15.50	06/25/25
	4,000		11.75	07/21/26
	6,000		1.87	06/28/27
	20,000		1.59	09/17/27
	126,194		2.45	04/30/28
	140,973	70,486	5.65	04/10/29
	40,000	120,000	10.93	04/19/30
	-	160,000	20.61	05/13/31

John Cipriano	900		97.50	05/17/22
	900		57.50	06/30/23
	1,800		27.25	02/25/24
	90,000		2.18	07/27/27
	148,347		2.45	04/30/28
	137,920	68,960	5.65	04/10/29
	40,000	120,000	10.93	04/19/30
	-	130,000	20.61	05/13/31

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The following shows certain information as of September 30, 2021 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI’s common stock.

Name of Plan	Total Shares Reserved Under Plans	Shares Reserved for Outstanding Options	Shares Issued	Remaining Options/Shares Under Plans

Incentive Stock Option Plans	138,400	76,829	N/A	213
Non-Qualified Stock Option Plans	11,787,200	10,972,880	N/A	410,592
Stock Bonus Plans	783,760	N/A	363,086	420,641
Stock Compensation Plans	634,000	N/A	153,195	462,395
Incentive Stock Bonus Plan	640,000	N/A	614,500	25,500

Of the shares issued pursuant to CEL-SCI’s Stock Bonus Plans, 280,764 shares were issued as part of CEL-SCI’s contribution to its 401(k) plan.

The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI’s Incentive and Non-Qualified Stock Option Plans as of September 30, 2021, CEL-SCI’s most recent fiscal year end. CEL-SCI’s Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI’s shareholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)

Incentive Stock Option Plans	76,829	$30.60	213
Non-Qualified Stock Option Plans	10,972,880	$9.94	410,592

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Compensation Committee

During the year ended September 30, 2021, CEL-SCI had a Compensation Committee which was comprised of Peter Young, Bruno Baillavoine and Robert Watson. During the year ended September 30, 2021, the Compensation Committee formally met on two occasions.

The following is the report of the Compensation Committee:

The key components of CEL-SCI’s executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI’s policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

CEL-SCI’s long-term incentive program consists of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI’s common stock at the close of the previous trading day. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, “competitive market” practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Geert Kersten, CEL-SCI’s Chief Executive Officer. The employment agreement with Mr. Kersten, which is essentially the same as Mr. Kersten’s prior employment agreement, as amended on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Mr. Kersten an annual salary of $559,052, plus any increases in proportion to salary increases granted to other senior executive officers of CEL-SCI, as well any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Patricia B. Prichep, CEL-SCI’s Senior Vice President of Operations. The employment agreement with Ms. Prichep, which is essentially the same as Ms. Prichep’s prior employment agreement entered into on August 30, 2016 provided that, during the term of the agreement, CEL-SCI would pay Ms. Prichep an annual salary of $245,804 plus any increases approved by the Board of Directors during the period of the employment agreement.

On August 31, 2019, CEL-SCI entered into a four-year employment agreement with Eyal Talor, Ph.D., CEL-SCI’s Chief Scientific Officer. The employment agreement with Dr. Talor, which is essentially the same as Dr. Talor’s prior employment agreement entered into on August 30, 2016, provided that, during the term of the agreement, CEL-SCI would pay Dr. Talor an annual salary of $303,453 plus any increases approved by the Board of Directors during the period of the employment agreement.

During the year ended September 30, 2021, the compensation paid to CEL-SCI’s other executive officers was based on a variety of factors, including the performance in the executive’s area of responsibility, the executive’s individual performance, the executive’s experience in his or her role, the executive’s length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, the achievement of individual goals. During the year ended September 30, 2021, the Compensation Committee approved a five (5%) percent salary increase for the executive officers.

Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI’s other executive officers since CEL-SCI’s financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI’s financial or stock price performance can be misleading.

During the year ended September 30, 2021, CEL-SCI granted options for the purchase of 1,488,000 shares of CEL-SCI’s common stock to CEL-SCI’s executive officers. In granting the options to CEL-SCI’s executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

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Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2021, CEL-SCI did not issue any shares of its common stock to its officers or directors in return for services provided to CEL-SCI.

The foregoing report has been approved by the members of the Compensation Committee:

Peter Young

Bruno Baillavoine

Robert Watson

CEL-SCI’s Compensation Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/#corporategovernance.

Audit Committee

During the year ended September 30, 2021, CEL-SCI had an Audit Committee comprised of Peter Young, Bruno Baillavoine and Robert Watson. All members of the Audit Committee were independent as defined by Section 803 of the listing standards of the NYSE American. Dr. Young serves as the audit committee’s financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI’s independent registered public accounting firm and review CEL-SCI’s financial statements with CEL-SCI’s independent registered public accounting firm.

During the fiscal year ended September 30, 2021, the Audit Committee met five times. Dr. Young and Mr. Watson attended all Audit Committee meetings. Mr. Baillavoine attended four of the meetings.

The following is the report of the Audit Committee:

(1)	The Audit Committee reviewed and discussed CEL-SCI’s audited financial statements for the year ended September 30, 2021 with CEL-SCI’s management.

(2)

The Audit Committee discussed with CEL-SCI’s independent registered public accounting firm the matters required to be discussed by PCAOB (Public Company Accounting Oversight Board) Auditing Standard No. 1301 “Communication with Audit Committees”.

(3)

The Audit Committee has received the written disclosures and the letter from CEL-SCI’s independent registered public accounting firm required by PCAOB independence standards, and discussed with CEL-SCI’s independent registered public accounting firm the independent registered public accounting firm’s independence; and

(4)

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI’s Annual Report on Form 10-K for the year ended September 30, 2021 for filing with the Securities and Exchange Commission.

(5)

During the year ended September 30, 2021, CEL-SCI paid BDO USA, LLP, CEL-SCI’s independent registered public accounting firm, fees for professional services rendered for the audit of CEL-SCI’s annual financial statements, the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year, all other 1934 Act filings and reviews of CEL-SCI’s registration statements filed with the Securities and Exchange Commission. The Audit Committee is of the opinion that these fees are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

The foregoing report has been approved by the members of the Audit Committee:

Peter Young

Bruno Baillavoine

Robert Watson

CEL-SCI’s Board of Directors has adopted a written charter for the Audit Committee. CEL-SCI’s Audit Committee Charter can be reviewed at CEL-SCI’s website: https://cel-sci.com/new-investor-information/#corporategovernance.

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PROPOSAL TO APPROVE THE ADOPTION OF THE
2022 NON-QUALIFIED STOCK OPTION PLAN

Shareholders are being requested to approve the adoption of CEL-SCI’s 2022 Non-Qualified Stock Option Plan. CEL-SCI’s employees, directors, officers, consultants, and advisors are eligible to be granted options pursuant to the 2022 Non-Qualified Plan as may be determined by CEL-SCI’s Board of Directors or the Compensation Committee, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting CEL-SCI’s common stock.

The 2022 Non-Qualified Plan authorizes the issuance of up to 2,000,000 shares of CEL-SCI’s common stock to persons that exercise options granted pursuant to the Plan. As of April 19, 2022, CEL-SCI had not granted any options to purchase shares of common stock under the 2022 Non-Qualified Stock Option Plan.

The 2022 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI’s 2021 Non-Qualified Plan, including provisions providing that any options granted pursuant to the 2022 Plan must have a minimum vesting period of one year and the exercise price of any options granted pursuant to 2022 Plan may not be changed, except in the case of stock splits, reorganizations or recapitalizations. There are no provisions requiring CEL-SCI to pay cash for an option under any circumstances.

Section 5 of the 2022 Non-Qualified Plan (a copy of which is attached) provides that all of CEL-SCI’s employees, directors, officers, and consultants and advisors are eligible to participate in the Plan. However, CEL-SCI’s Compensation Committee, which administers the Plan, determines which persons will be granted options pursuant to the Plan and Section 5 of the Plan restricts the type of services that can be provided in order for consultants or advisors to be eligible to receive options pursuant to the Plan. As of April 19, 2022, CEL-SCI had 54 employees and three directors who are not employees of CEL-SCI. The number of CEL-SC’s consultants and advisors varies from time to time.

CEL-SCI’s Compensation Committee also determines, for each option granted, the shares issuable upon the exercise of the option, the option exercise price, the expiration date of the option, any vesting requirements applicable to the option, and all other terms of the option. CEL-SCI does not receive any cash or property from the Optionee when an option is granted.

No income is recognized by the Optionee at the time the option is granted. The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise, and to the extent such difference does not constitute unreasonable compensation, is deductible by CEL-SCI at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option is treated by the Optionee as a capital gain or loss.

As of April 19, 2022, the closing price of CEL-SCI’s common stock was $3.23.

The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2022 Non-Qualified Stock Option Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected BDO USA, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2022. A representative of BDO USA, LLP is expected to be present at the shareholders’ meeting.

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BDO USA, LLP served as CEL-SCI’s auditors for the years ended September 30, 2021 and 2020. The following table shows the aggregate fees billed to CEL-SCI during these years by BDO USA, LLP:

	Year Ended September 30,
	2021	2020

Audit Fees	$391,240	$553,700
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI’s annual financial statements and the reviews of the financial statements included in CEL-SCI’s 10-Q reports for the fiscal year and all regulatory filings.

Before BDO USA, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI’s audit committee. CEL-SCI’s Board of Directors is of the opinion that the Audit Fees charged by BDO USA, LLP are consistent with BDO USA, LLP maintaining its independence from CEL-SCI.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

CEL-SCI’s Annual Report on Form 10-K for the year ended September 30, 2021 is available at https://cel-sci.com/sec-filings/.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI’s fiscal year ending September 30, 2022 must be received by the Secretary of CEL-SCI no later than January 2, 2023.

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, this notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter or telephone. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense.

CEL-SCI’s Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the attached proxy promptly

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CEL-SCI CORPORATION

2022 NON-QUALIFIED STOCK OPTION PLAN

1. Purpose. This Non-Qualified Stock Option Plan (the “Plan”) is intended to advance the interests of CEL-SCI Corporation (the “Company”) and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the “Code”).

2. Definitions.

a)	“Board” means the Board of Directors of the Company.

b)	“Committee” means the directors duly appointed to administer the Plan.

c)	“Common Stock” means the Company’s Common Stock.

d)	“Date of Grant” means the date on which an Option is granted under the Plan.

e)	“Option” means an Option granted under the Plan.

f)	“Optionee” means a person to whom an Option, which has not expired, has been granted under the Plan.

g)

“Successor” means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

3. Administration of Plan. The Plan shall be administered by the Company’s Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the “Committee”). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Common Stock Subject to Options. The aggregate number of shares of the Company’s Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,000,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

5. Participants. Options may be granted under the Plan to employees, directors and officers, and consultants or advisors to the Company (or the Company’s subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

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6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

a)

Option Price. The Option Price per share with respect to each Option shall be determined by the Committee. The option price of any options granted pursuant to the Plan may not be changed, except in the case of stock splits, reorganizations or recapitalizations.

b)

Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

c)

Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

d)

Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee, and ending upon the expiration or termination of the Option; provided, however, (1) the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable, and (2) no option may be exercised until one year after the date of grant.

e)

Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee’s lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

f)

Death of Optionee. In the event of the death of an Optionee, all unvested options will vest and an option theretofore granted to the Optionee shall be exercisable only by the person or persons to whom the Optionee’s rights under the option shall pass by the Optionee’s will or by the laws of descent and distribution.

g)	Payment for Options. The Corporation is not required to pay cash for an option under any circumstances.

7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares which may be issued upon the exercise of any Options which may be granted pursuant to this Plan, the number of shares issuable upon the exercise of any Option previously granted and the Exercise Price of any Option previously granted, shall be proportionately adjusted by the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company’s transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

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9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company’s general funds and used for general corporate purposes.

10. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the adoption of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

12. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

13. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

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CEL-SCI CORPORATION PROXY

This Proxy is solicited by CEL-SCI’s Board of Directors

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean, VA 22102, on June 13, 2022, 10:00 a.m. Eastern Daylight Time, and hereby appoints Geert R. Kersten with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned’s shares as follows:

The Board of Directors recommends a vote FOR all the nominees listed below:

(1)	To elect the persons who shall constitute CEL-SCI’s Board of Directors for the ensuing year.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)

Nominees:	Geert R. Kersten	Peter R. Young	Bruno Baillavoine	Robert Watson

The Board of Directors recommends you vote FOR Proposals 2 and 3:

(2)	To approve the adoption of CEL-SCI’s 2022 Non-Qualified Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	To ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

☐ FOR ☐ AGAINST ☐ ABSTAIN

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND PROPOSALS 2 - 3.

Directions to the Annual Meeting can be found at https://cel-sci.com/new-investor-information/.

Dated this day of 2022

(Signature)

(Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy by regular mail, email, or fax to:

CEL-SCI Corporation

Attn: Gavin de Windt

8229 Boone Blvd., #802

Vienna, VA 22182

Phone: 703-506-9460

Fax: 703-506-9471

Email: gdewindt@cel-sci.com

IMPORTANT ANNUAL STOCKHOLDERS’

MEETING INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

CEL-SCI Corporation Annual Stockholders’ Meeting to be Held on June 13, 2022.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online, by regular mail, or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, proxy card, annual report and letter to shareholders are available at:

www.envisionreports.com/CVM

Easy Online Access — View Proxy Materials and Vote

Step 1:	Go to www.envisionreports.com/CVM.

Step 2:	Click on Cast Your Vote or Request Materials.

Step 3:	Follow the instructions on the screen to log in.

Step 4:	Make your selection as instructed on each screen for your delivery preferences.

Step 5:	Vote your shares

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 30, 2022 to facilitate timely delivery.

Stockholder Meeting Notice

The 2022 Annual Meeting of Stockholders of CEL-SCI Corporation will be held on June 13, 2022 at 10:00 a.m., Eastern Daylight Time, at the Hilton McLean Tysons Corner located at 7920 Jones Branch Drive, McLean VA 22102.

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following:

(1)	To elect the persons who shall constitute CEL-SCI’s Board of Directors for the ensuing year.

The Board of Directors recommends you vote FOR Proposals 2 and 3:

(2)	To approve the adoption of CEL-SCI’s 2022 Non-Qualified Stock Option Plan.

(3)	To ratify the appointment of BDO USA, LLP as CEL-SCI’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or print a paper copy of the proxy card and send it to CEL-SCI via the internet (see below) or regular mail. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Annual Meeting can be found at www.cel-sci.com/new-investor-information/.

Here’s how to order a copy of the proxy materials and select delivery preference:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

⇒	Internet - Go to www.envisionreports.com/CVM. Click Cast Your Vote or Request Materials.

⇒	Telephone- Call us free of charge at 1-866-641-4276.

⇒

Email - Send email to investorvote@computershare.com with “Proxy Materials CEL-SCI Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 30, 2022.